As filed with the Securities and Exchange Commission on July 25, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Landmark Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1930755
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Poyntz Avenue

Manhattan, Kansas 66502

(785) 565-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Landmark Bancorp, Inc. 2024 Stock Incentive Plan

(Full Title of the Plan)

Mark A. Herpich

Vice President, Secretary, Treasurer and Chief Financial Officer

701 Poyntz Avenue

Manhattan, Kansas 66502

(785) 565-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert M. Fleetwood, Esq.

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

(312) 984-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

The Registrant will provide participants of the Landmark Bancorp, Inc. 2024 Stock Incentive Plan (the “Plan”), upon written or oral request and without charge, a copy of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) prospectus, and all documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Requests for such documents should be directed to Landmark Bancorp, Inc., 701 Poyntz Avenue, Manhattan, Kansas, 66502, Attention: Mark A. Herpich, telephone number: (785) 565-2000.

* The information specified in this Part I of Form S-8 is included in documents sent or given to the participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Commission on March 27, 2024;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 filed with the Commission on May 14, 2024;

(c)	The Registrant’s Current Reports on Form 8-K filed on January 30, 2024, January 31, 2024, March 4, 2024, May 1, 2024, May 22, 2024 and July 16, 2024 (in each case, excluding the information furnished under Item 2.02 and Item 7.01 of Form 8-K);

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

(e)	The description of the Registrant’s common stock contained in Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 20, 2020, and all subsequent amendments or reports filed for the purpose of updating such description.

Each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date of filing of such document or report; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement.

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Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the prospectus which is a part hereof.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Delaware Law. Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability: (a) for any breach of the director’s or the officer’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions, (d) for any transactions from which the director or officer derived an improper personal benefit or (e) for an officer’s liability in any action by or in the right of the corporation.

Amended and Restated Certificate of Incorporation. In accordance with the DGCL, Article 7 and Article 8 of the Registrant’s Amended and Restated Certificate of Incorporation provide as follows:

Article 7. Indemnification. Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article shall apply to or have any effect on the rights of any individual referred to in this Article for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

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Article 8. Personal Liability of Directors. To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

Bylaws. Article 7 of the Registrant’s Bylaws further provides as follows:

Section 7.1 Indemnification.

7.1.1 Actions, Suits or Proceedings other than by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

7.1.2 Actions or Suits by or in the right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

7.1.3 Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Section 7.1, to the extent that a director, officer, employee or agent has been successful, on the merits or otherwise, including, without limitation, to the extent permitted by applicable law, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 7.1.1 and 7.1.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

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7.1.4 Determination of Right to Indemnification. Any indemnification under Sections 7.1.1 and 7.1.2, (unless ordered by a court) shall be paid by the corporation, if a determination is made (a) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, or (b) if such majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders, that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.1.1 and 7.1.2.

7.1.5 Advance of Costs, Charges and Expenses. Expenses (including attorneys’ fees) incurred by a person referred to in Sections 7.1.1 and 7.1.2 in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in this Article 7. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the directors deems appropriate. The majority of the directors may, in the manner set forth above, and upon approval of such director or officer of the corporation, authorize the corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

7.1.6 Procedure for Indemnification. Any indemnification under Sections 7.1.1, 7.1.2 and 7.1.3, or advance of costs, charges and expenses under Section 7.1.5, shall be made promptly, and in any event within 60 days, upon the written request of the director, officer, employee or agent. The right to indemnification or advances as granted by this Article 7 shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 7.1.5, where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Sections 7.1.1 and 7.1.2, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.1.1 and 7.1.2, nor the fact that there has been an actual determination by the corporation (including its board of directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

7.1.7 Settlement. The corporation shall not be obligated to reimburse the costs of any settlement to which it has not agreed. If in any action, suit or proceeding, including any appeal, within the scope of Sections 7.1.1 and 7.1.2, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision hereof, the indemnification obligation of the corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time such settlement could reasonably have been effected.

Section 7.2 Subsequent Amendment. No amendment, termination or repeal of this Article 7 or of relevant provisions of the Delaware General Corporation Law or any other applicable law shall affect or diminish in any way the rights of any director or officer of the corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

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Section 7.3 Other Rights, Continuation of Right to Indemnification. The indemnification provided by this Article 7 shall not be deemed exclusive of any other rights to which a director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office or while employed by or acting as agent for the corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article 7 shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article 7 shall be deemed to be a contract between the corporation and each director or officer of the corporation who serves or served in such capacity at any time while this Article 7 is in effect. The corporation shall not consent to any acquisition, merger, consolidation or other similar transaction unless the successor corporation assumes by operation of law or by agreement the obligations set forth in this Article 7.

Section 7.4 Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under this Article 7.

Section 7.5 Certain Definitions. For purposes of this Article 7:

(a) references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, shall stand in the same position under this Article 7 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued;

(b) references to “other enterprises” shall include employee benefit plans;

(c) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan;

(d) references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and

(e) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation,” as referred to in this Article 7.

Section 7.6 Savings Clause. If this Article 7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer of the corporation as to any costs, charges, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article 7 that shall not have been invalidated and to the full extent permitted by applicable law.

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Section 7.7 Subsequent Legislation. If the Delaware General Corporation Law is amended after the date hereof to further expand the indemnification permitted to directors and officers of the corporation, then the corporation shall indemnify such person to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Liability Insurance. We have obtained directors’ and officers’ liability insurance. The primary policy provides for $7.5 million in coverage, including prior acts dating to the Company’s inception and liabilities under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See Exhibit Index, which is incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manhattan, State of Kansas, on this 25th day of July, 2024.

LANDMARK BANCORP, INC.

By:	/s/ Mark A. Herpich
Mark A. Herpich
Vice President, Secretary, Treasurer and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Abigail M. Wendel and Mark A. Herpich his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on July 25, 2024.

Signature	Title

/S/ Abigail M. Wendel	President, Chief Executive Officer and Director
Abigail M. Wendel

/s/ Mark A. Herpich	Vice President, Secretary, Treasurer and Chief Financial Officer
Mark A. Herpich

/s/ Patrick L/ Alexander	Director
Patrick L. Alexander

/s/ Sarah Hill-Nelson	Director
Sarah Hill-Nelson

/s/ Angela S. Hurt	Director
Angela S. Hurt

/s/ Mark J. Kohlrus	Director
Mark J. Kohlrus

/s/ Jim W. Lewis	Director
Jim W. Lewis

/s/ Sandra J. Moll	Director
Sandra J. Moll

/s/ Michael E. Scheopner	Director
Michael E. Scheopner

/s/ Wayne R. Sloan	Director
Wayne R. Sloan

/s/ David H. Snapp	Director
David H. Snapp

/s/ Angelia K. Stanland	Director
Angelia K. Stanland

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Landmark Bancorp, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s report on Form 10-K filed on March 29, 2013).

4.2	Amendment to the Amended and Restated Certificate of Incorporation of Landmark Bancorp, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s report on Form 10-K filed on March 29, 2013).

4.3	Bylaws of Landmark Bancorp, Inc. (incorporated by reference to Exhibit 3.3 of the Company’s registration statement on Form S-4 filed on June 7, 2001).

4.4*	Landmark Bancorp, Inc. 2024 Stock Incentive Plan.

4.5*	Form of Landmark Bancorp, Inc. 2024 Stock Incentive Plan Nonqualified Stock Option Award Agreement.

4.6*	Form of Landmark Bancorp, Inc. 2024 Stock Incentive Plan Incentive Stock Option Award Agreement.

4.7*	Form of Landmark, Inc. 2024 Stock Incentive Plan Restricted Stock Award Agreement.

4.8*	Form of Landmark Bancorp, Inc. 2024 Stock Incentive Plan Restricted Stock Unit Award Agreement.

5.1*	Opinion regarding legality of shares of Landmark Bancorp, Inc. common stock of Barack Ferrazzano Kirschbaum & Nagelberg LLP.

23.1*	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).

23.2*	Consent of Crowe LLP.

24.1*	Power of Attorney (included in the signature page hereto).

107*	Filing Fee Table.

*	Filed herewith.

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